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                              AMENDED AND RESTATED

                              AP EXPRESS AGREEMENT

                                    BETWEEN

                            PRESS ASSOCIATION, INC.

                                      AND

                        VIDEO BROADCASTING CORPORATION.


                          ----------------------------

                          Dated as of November 1, 1992


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                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
1.    TERMINATION OF 1990 AMENDED AND RESTATED AGREEMENT                2

2.    SERVICES.............................................             2
      2.1   Use of Network.................................             2
      2.2   Addition/Deletion of VBC Subscribers...........             4
      2.3   Restricted Access and Security.................             4

3.    EQUIPMENT MAINTENANCE................................             4
      3.1   Maintenance....................................             4
      3.2   Out-of-Scope Maintenance.......................             5

4.    REGULAR CHARGES; ADJUSTMENTS; PAYMENT POLICIES.......             5
      THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION
5.    NEWS ORGANIZATIONS, TRADE ASSOCIATIONS,
      NON-NEWS ORGANIZATIONS...............................             7

6.    TERM AND TERMINATION OF AGREEMENT....................             7
      6.1   Commencement...................................             7
      6.2   Basic Term.....................................             7
      6.3   Material Breach by VBC.........................             8
      6.4   Material Breach by Press Association...........             8

7.    INDEPENDENT SUBSCRIBER AGREEMENTS....................             9

8.    INDEMNIFICATION......................................             9
      8.1   Indemnification of VBC.........................             9

      8.2   Indemnification of Press Association...........             9

9.    REPRESENTATIONS AND WARRANTIES OF PRESS ASSOCIATION.              9

10.   REPRESENTATIONS AND WARRANTIES OF VBC................            10

11.   LIMITS ON LIABILITY..................................            11

12.   PERFORMANCE SUBJECT TO LAWS..........................            11

13.   RELATION OF PARTIES..................................            11

14.   RIGHT OF FIRST REFUSAL...............................            12

15.   ASSIGNMENTS..........................................            12

16.   NON-SOLICITATION.....................................            12

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17.   ADVERTISING AND PUBLICITY............................            12

18.   MISCELLANEOUS........................................            12
      18.1  No Waiver......................................            12
      18.2  Governing Law..................................            13
      18.3  Notices........................................            13
      18.4  Confidentiality................................            14
      18.5  Entire Agreement...............................            14
      18.6  Descriptive Headings...........................            14
      18.7  Submission to Jurisdiction.....................            14
      18.8  Shipment of Printers; Installations............            14
      18.9  Counterparts...................................            15

EXHIBITS

      Exhibit A Description of Network
      Exhibit B Form of Logo
      Exhibit C Request Form
      Exhibit D Out-of-Scope Service Rates

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     THIS AMENDED AND RESTATED AGREEMENT, made as of this 1st day of November,
1992, between PRESS ASSOCIATION, INC. ("Press Association"), a New York corporation with offices at 50 Rockefeller Plaza, New York, New York 10020 and VIDEO BROADCASTING CORPORATION, doing business as MEDIALINK and PROGRAMLINK ("VBC"), a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017.

                                  WITNESSETH:

     WHEREAS, Press Association is a wholly-owned subsidiary of The Associated Press, and is engaged in the business of collecting and disseminating general news of local, national, and international importance; and


     WHEREAS, Press Association, in connection with the performance of such news collection and dissemination functions, operates the AP Express network for use by certain newsrooms as described in Exhibit A (the "Network") and presently transmits to broadcast licensees certain news and news-related items ("PA News-Related Data") provided to Press Association by news organizations ("News Organizations") and broadcast industry trade associations ("Trade Associations"); and

     WHEREAS, Press Association has surplus capacity within the Network and shares the use of such capacity and the cost of such use with News Organizations and Trade Associations; and

     WHEREAS, VBC is engaged in the business of providing organizations ("non-News Organizations") which produce publicity and public relations materials ("VBC Information") for distribution to television stations with the opportunity to transmit VBC Information and, accordingly, desires to share the surplus capacity within the Network; and

     WHEREAS, Press Association desires to share the surplus capacity within the Network with VBC, and in consideration for the commitments that VBC had made to the Network as set forth herein, Press Association desires to enter into this amended and restated Agreement; and

     WHEREAS, the parties agree that in order to provide News Organizations, Trade Associations and non-News Organizations with the highest quality service possible, Press Association shall have the exclusive right to distribute PA News Related Data for News Organizations and Trade Associations, while VBC shall have the exclusive right to distribute VBC Information for non-News Organizations;

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     WHEREAS, the parties entered into an Agreement dated as of November 1, 1987
("November 1987 Agreement") and an Amended and Restated Agreement dated as of April 30, 1990 (the "1990 Amended and Restated Agreement"), and are interested in further amending and restating the November 1987 Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   TERMINATION OF 1990 AMENDED AND RESTATED AGREEMENT

     The parties acknowledge and agree that the 1990 Amended and Restated Agreement will terminate upon execution of this Agreement. This Agreement will supersede the 1990 Amended and Restated Agreement for all purposes.

2.   SERVICES

     2.1 Use of Network.

     (a) Press Association shall establish the Network, in accordance with Exhibit A, which shall consist of, among other things, the placement of Receivers (as defined in Exhibit A) in a minimum of 600 television stations

("Receive Points"). Subject to the terms of this Agreement, VBC is hereby granted the right to use the Network to transmit VBC Information.

     (b) If a television station requests that Press Association terminate delivery of VBC Information to such station, Press Association will promptly provide VBC with notice of such request, and VBC shall have 30 business days from the date of such notice to acquire the written permission from such station to continue to receive VBC Information. VBC will deliver a copy of such written approval to Press Association. If no such written approval is furnished to Press Association at the end of such 30 day period, Press Association will no longer provide VBC Information to such television station.

     (c) Press Association hereby agrees to share up to 50% of the transmission capacity of the Network with VBC in order to enable VBC to transmit VBC Information solely to television newsrooms (the "Receive Points").

     (d) Press Association shall transmit VBC Information in accordance with the specifications set forth on Exhibit A annexed hereto and made a part hereof. Transmission of satellite publicity advisories ("Satellite Publicity Advisories"), and video publicity advisories ("Video Publicity Advisories") (the "Advisories") shall conform to the statements or guidelines adopted by Press Association for its newswire transmissions.


                                       2

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     (e) VBC shall have the exclusive right to market VBC Information for distribution over the Network. VBC expressly acknowledges and agrees that customers of AP Express Newspaper Network may elect to send the same information as it is being sent over the AP Express Newspaper Network via the Network to Receive Points with the permission of such Receive Points. For purposes of this Paragraph of this Agreement, the "AP Express Newspaper Network" is a shared data network for broadcast, cable and direct broadcast satellite television networks primarily for delivery of material to non-broadcast interests such as newspapers, trade publications and related parties.

     (f) Both Press Association and VBC hereby agree that they and their affiliates will transmit no more than 10,000 words per day of textual material other than Advisories ("non-Advisory Material") to any Receive Point which has only one Receiver. If VBC desires to transmit more than 10,000 words per day of non-Advisory Material, it must request an Additional Receiver ("Additional Receiver") for such transmissions chargeable to VBC in accordance with Section
4.1 hereof. If Press Association desires to transmit more than 10,000 words per day of non-Advisory Material, it must install an Additional Receiver for such transmissions at no cost to VBC, unless the parties agree that VBC shall also transmit non-Advisory Material to such additional receiver, in which case such receiver shall be deemed to be an Additional Receiver chargeable to VBC in accordance with Section 4.1 hereof. VBC shall not be charged for any Receiver unless the installation thereof is expressly agreed to by VBC. Notwithstanding the foregoing, the parties may at any time mutually agree to add Additional Receivers to the Network.


     (g) The form of logo and label to be used by VBC on the Receivers (printers only) shall be substantially in the form of Exhibit B annexed hereto. Press Association agrees that upon installation each Receiver shall have affixed to it such form of logo and label.

     (h) Press Association shall retain title to all Equipment provided by Press Association under this Agreement.

     (i) VBC hereby agrees to provide all non-News Organizations with access to the Network at a rate determined by VBC in its sole discretion.

     (j) The parties may mutually agree in writing from time to time that certain Receive Points on the Network for which AP has installed a Receiver will not be deemed to be included in the 600 Receive Points that are used for purposes of calculating the guaranteed minimum monthly payments made pursuant to
Section 4.1(a) hereof.


                                       3

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     2.2 Addition/Deletion of VBC Subscribers.

     (a) A Receive Point may be designated for inclusion within the Network by VBC at the rates established herein. The minimum interval required for such inclusions will be (i) five business days from receipt of written notice to include an additional Receive Point at a location where there is an existing Receive Point and (ii) 30 business days to add a Receive Point to the Network at a location that does not have an existing Receive Point. If such added Receive Point location requires third party services, such as telephone company circuits, in order to be connected to the Network, the actual interval will be depended on delivery of such third party services.

     (b) VBC may delete Receive Points from the Network with 30 business days' prior written notice. Any penalty charges paid by Press Association as a result of discontinuing third party services shall be reimbursed by VBC to Press Association.

     (c) Upon a need for additional codes for classification of VBC Information for delivery to Receive Points, VBC will notify Press Association of the proposed code. Press Association shall have five business days to add the additional classification codes to the Network. Upon verification by Press Association that the classification code is not used elsewhere in the Network, the code may be used by VBC. VBC may make changes in the classification code to existing Receive Points electronically or may request coding changes for existing Receive Points by telefax or electronic mail.

     (d) Any requests for inclusions or deletions of Receive Points shall be made on a form substantially in the form of Exhibit C attached hereto.

     2.3 Restricted Access and Security.

     (a) Press Association agrees to take all reasonable steps to ensure that no third party has access to or use of VBC Video Publicity Advisories provided to the Network, to the extent it has access to or control thereof.

     (b) VBC agrees to take all reasonable steps to protect the security of the Network, to the extent that it has access to or control thereof.

3.   EQUIPMENT MAINTENANCE

     3.1 Maintenance.

     (a) Press Association shall use its best efforts to maintain the Network, on a 24-hour basis seven days per week. During the term of this Agreement, upon request from authorized VBC

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personnel, Press Association will inspect, adjust and correct any malfunction of the Network.

     (b) Upon awareness of a failure within the Network, VBC shall contact the Operations Manager at 50 Rockefeller Plaza, 4th Floor Operations, New York, New York 10020 (212) 621-1530.

     3.2 Out-of-Scope Maintenance.

     At the request of VBC, Press Association may perform other work not defined in this Agreement provided that such other work is, in Press Association's opinion, within Press Association's capability and will not present labor jurisdiction problems, is not hazardous and does not entail violation of any federal, state or local laws, ordinances or regulations. Such work will consist of, but not be limited to, responding to service requested due to operator-related or caused failures, aborted installations due to lack of available power source, interconnecting cabling and VBC-requested equipment relocations and reinstallations. Such out-of-scope maintenance shall be provided at the rates set forth in Exhibit D attached hereto.

4.   REGULAR CHARGES; ADJUSTMENTS; PAYMENT POLICIES

     4.1 [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payments; Monthly Charges and Fees.

     (a) VBC hereby agrees to pay a [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] monthly payment of [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] per Receive Point to Press Association for the delivery of VBC Information to at least [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] of up to [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] word units per day for Satellite Publicity and Video Publicity Advisories subject to Section 4.1(d) below (the "[THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment"); provided, however, that if Press Association has fewer than [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Receive Points in operation, VBC's monthly charges, as hereinafter set forth, shall be calculated on the basis of the number of Receive Points actually installed and capable of operation. If the Regular Rate for use of the Network decreases, the [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment shall decrease in proportion to such decrease. The [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment shall be effective for the duration of this Agreement.

     (b) VBC agrees to pay to Press Association a monthly charge equal to:

          (i) the [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment set forth in Section 4.1(a); and

          (ii) [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] of the Regular Rate (as hereinafter defined), per Receive Point for transmissions in excess of the [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] word unit per day limitation set forth in Section 4.1(a) above. As used herein, "Regular Rate" shall mean the then current rate Press Association charges its customers for their use of AP Express. Press Association reserves the right to change the Regular Rate, unilaterally, in its sole discretion, at any time. Neither party shall consult the other party concerning the Regular Rate. Press Association shall give 10 days written notice of any change it makes in the Regular Rate.

     (c) In addition to the [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment, VBC will pay Press Association [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] per month for each additional Receive Point over [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] and up to [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] VBC will make such payment for such Receive Points for a minimum of the later of
(i) [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] from the date of installation of each such Receive Point or (ii) the date of this Agreement and thereafter until such Receive Point is deleted from the Network pursuant to Section 2.2 above.

     (d) If VBC requests additional Receive Points in excess of [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] VBC's payment obligations hereunder will be as follows:

          (i) VBC will pay Press Association [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] per month for each additional Receive Point in excess of [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] a period of two years; and

          (ii) All other payment obligations will remain in full force and effect.

     (e) For purposes of this Section 4.1, VBC will only be permitted to use additional Receive Points for delivery of Satellite Publicity Advisories and Video Publicity Advisories to television newsrooms.

     4.2 Payment Policies.


     All monthly charges and fees payable to Press Association shall be billed by Press Association monthly in arrears and shall be paid by VBC within [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] of the date of the invoice in accordance with Press Association's then current payment policies. In addition, all amounts outstanding in excess of [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] days will accrue interest at a rate equal to the lesser of: (i) one and a half percent per month or (ii) the highest rate permitted by applicable law.

     4.3 Additions and Deletions of Receive Points.

     Receive Points added or deleted from the Network pursuant to Section 2.2 shall be deemed made on the day such addition or deletion is made. Any and all monthly charges and fees relating to such Receive Points shall be computed on the basis of a month of 30 days and actual days elapsed for which the Receive Point is in operation. Press Association shall use its best efforts to advise VBC, by telefax or electronic mail, of new Receive Points as soon as possible after installation.

     4.4 Price Adjustment.

     (a) Monthly fees and charges payable by VBC for use of the Network, other than the [THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] Payment set forth in Section 4.1(a) hereof, shall be subject to adjustment by Press Association during the term of this Agreement as follows:

     (b) Beginning on January 1, 1993 and for the remaining term of the Agreement, all fees (except telco charges) may be adjusted effective January 1 of each calendar year at a percentage rate equal to the greater of (x) Consumer Price Index, Urban Wage Earners and Clerical Workers, New York City, All Items, 1967 = 100, inflation rate of the past calendar year, as published by the U.S. government, or (y) the General Assessment increase approved by the Board of Directors of The Associated Press. All such increases in fees will become effective with the first month's billing after such increase.

     4.5 Supplies.

     Receive Points shall provide supplies, including, but not limited to, teletype paper and ribbons required for receiving equipment.

5.   NEWS ORGANIZATIONS, TRADE ASSOCIATIONS, NON-NEWS ORGANIZATIONS

     The parties hereby agree that Press Association will reserve to itself the right to distribute PA News-Related Data for News Organizations and Trade Associations; provided, however, that VBC may serve News Organizations and Trade Associations with the prior express written consent of Press Association. News Organizations shall include, without limitation, CBS, ABC, NBC, Reuters, Conus, CNN, ESPN, Westinghouse. Trade Associations shall include, without limitation, NAB, RTNDA and RAB. Press Association shall determine, in its sole discretion, whether a particular organization is a News Organization or Trade Association.

6.   TERM AND TERMINATION OF AGREEMENT

     6.1 Commencement.


     Press Association shall use its best efforts to enable VBC to use the Network, in accordance with Section 2, on the date hereof. No regular monthly or periodic fees or charges to be incurred by VBC under this Agreement shall be payable prior to actual commencement of services.

     6.2 Basic Term.

     The basic term of this Agreement shall be from the date hereof until November 1, 1997. This Agreement shall automatically renew for consecutive two-year periods unless either party gives written notice to the other party of its desire to terminate the
                                       7
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Agreement and such notice is received at least six months prior to the expiration of each period.

     6.3 Material Breach by VBC

     Should VBC breach any of its material obligations hereunder, Press Association shall provide written notice thereof to VBC. VBC shall have the right to cure its default during a 30-day period following receipt of the notice. If no cure is made during such cure period, then Press Association may cancel this Agreement without penalty on five days' additional written notice. Upon a termination pursuant to this Section 6.3, VBC shall pay to Press Association, as liquidated damages and not as a penalty, an amount equal to 100% of the Guaranteed Minimum Payment for the remaining term of this Agreement.

     6.4 Material Breach by Press Association.

     (a) Should Press Association breach any of its material obligations hereunder, VBC shall provide written notice thereof to Press Association. Press Association shall have the right to cure its default during a 30-day period following receipt of the notice. If no cure is made during such cure period, then VBC shall have the right to cancel this Agreement on five days' additional written notice. Upon a termination pursuant to this Section, VBC shall have no further obligations hereunder to Press Association except for the payment of amounts previously due and owing.

     (b) In addition to the right to terminate set forth in Section 6.4 (a) above, VBC or any affiliate of VBC under this Agreement shall have the right to indemnification from Press Association for the difference, if any, between the cost of the Network as provided by Press Association, and the cost of a substitute network arrangement of the same or substantially similar capability, procured in good faith and without unreasonable delay at reasonable cost, for the remaining term of this Agreement provided, however, that in lieu of indemnifying VBC under this Section 6.4(b), Press Association shall have the option to provide VBC with an alternative network arrangement with at least equal capability to the substituted network described above at the same cost to VBC.

     (c) Such right to terminate and receive indemnification from Press Association pursuant to Sections 6.4(a) and (b) and Section 7.1 hereof shall be the sole and exclusive remedy available to VBC relating to Press Association's breach of this Agreement.

     (d) Notwithstanding any rights granted to VBC pursuant to this Section, Press Association shall not in any way be liable to VBC or any affiliate of VBC for any indirect, consequential, special, exemplary or incidental damages in contract, tort or otherwise to VBC or any affiliate of VBC arising from or relating to this Agreement.

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
7.   INDEPENDENT SUBSCRIBER AGREEMENTS

     VBC and PA acknowledge and agree that (i) they shall each have the right to independently contract with their respective subscribers regarding the service or services it provides, without notice to, or interference by, the other party and (ii) the terms and conditions of such agreements are not subject to the approval of the other party.

8.   INDEMNIFICATION

     8.1 Indemnification of VBC.

     If Press Association's work under this Agreement involves operations by Press Association on the premises of any Receive Point, Press Association shall take all necessary precautions to prevent the occurrence of any injury to person or property (including the goods and services provided hereunder) during the progress of such work. To the extent that any such injury or damages are due directly to Press Association's willful or grossly negligent acts, Press Association shall defend, indemnify and save VBC and its officers, directors, employees, agents, affiliates, affiliated companies and assigns harmless from, and shall defend such parties against any liability claim, loss, damage, or expense by reason of injuries to persons (including reasonable attorneys' fees) for physical injury to persons, death or damage to property directly arising out of the use of said premises by Press Association or the activities of Press Association, its agents, representatives, contractors or employees.

     8.2 Indemnification of Press Association.

     (a) VBC hereby agrees to indemnify and hold Press Association and its officers, directors, employees, agents, affiliates, affiliated companies and assigns harmless from, and shall defend such parties against, any and all liability, loss, claim, damage or expense (including reasonable attorneys' fees) for injury to person, death or damage to property arising out of or resulting from the willful or grossly negligent acts of VBC.

     (b) VBC hereby further agrees to indemnify and hold Press Association and its officers, directors, employees, agents affiliates, affiliated companies and assigns harmless from, and shall defend such parties against, any and all liability, loss, claim or damage (including reasonable attorneys' fees) due to the placement of the VBC logo on any Receiver.

9.   REPRESENTATIONS AND WARRANTIES OF PRESS ASSOCIATION

     Press Association represents and warrants as follows:


     9.l Press Association is a corporation duly incorporated, validly existing and in good standing under the laws

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of the jurisdiction of its incorporation and is qualified to do business in all other jurisdictions where the failure so to qualify might materially affect its business or assets.

     9.2 The execution, delivery and performance by Press Association of this Agreement are within Press Association's corporate powers, have been duly authorized by all necessary corporate action, require no governmental approval, and do not contravene law or any contractual restriction binding on Press Association.

     9.3 This Agreement will be, when delivered, the legal, valid and binding obligation of Press Association enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability relating to or affecting creditor's rights.

     9.4 There are no pending or, to the best knowledge of Press Association, threatened actions or proceedings affecting Press Association before any court or governmental agency, which may materially adversely affect the financial condition or operations of Press Association.

10.  REPRESENTATIONS AND WARRANTIES OF VBC

     VBC represents and warrants to Press Association as follows:

     10.1 VBC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in all other jurisdictions where the failure so to qualify might materially affect its business or assets.

     10.2 The execution, delivery and performance by VBC of this Agreement are within VBC's corporate powers, have been duly authorized by all necessary corporate action, require no governmental approval, and do not contravene law or any contractual restriction binding on VBC.

     10.3 This Agreement will be, when delivered, the legal, valid and binding obligation of VBC enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditor's rights.

     10.4 There are no pending or, to the best knowledge of VBC, threatened actions or proceedings affecting VBC before any court or governmental agency, which may materially adversely affect the financial condition or operations of VBC.

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
11.  LIMITS ON LIABILITY


     11.1 Press Association shall not be liable to VBC for loss, damage or claims resulting from (1) inadvertent publication of VBC Information entering the Network, (2) interruption of transmission of VBC Information by the Network caused by mechanical or electrical breakdown, (3) interruption in common carrier service, or (4) other causes beyond the reasonable control of Press Association. Unless such interruptions affect more than 50% of the Receive Points simultaneously and are continuous for more than seven consecutive days, the monthly fees payable by VBC shall not be reduced by such interruptions.

     11.2 Without limitation, neither party shall be liable for delays in delivery or performance hereunder if such delays are caused by fire, flood, commercial power failure or reduction of commercial power supplied, earthquake, tornado, acts of God or of public enemies, failure of telecommunication links (not being attributable to the willful act or negligence of the concerned party or any person or entity affiliate with it), strike, lockout, industrial dispute or job action, or by reason or any other cause beyond their control and fault. Should such an event be imminent or occur, the affected party will notify the other immediately, by telephone (and then in writing) and identify any event which caused or will cause, the event resulting in a failure or delay on its part. Such notice shall also state, to the extent possible, the anticipated effect of the event on that party's ability to perform.

12.  PERFORMANCE SUBJECT TO LAWS

     This Agreement shall be subject to local, state, and federal laws and regulations, including regulations of the Federal Communications Commission, as they shall be supplemented and amended from time to time. Neither party shall be liable for failure to perform its obligations under this Agreement to the extent such performance shall be prevented by such laws and regulations.

13.  RELATION OF PARTIES

     Subject to Section 1.1(d) above, neither party is under any obligation to deal exclusively with the other regarding use of communication facilities. Neither party will involve itself in any way in the sale or promotion of the services provided by the other party, except as agreed upon between the parties in writing. The parties to this Agreement are not partners or joint venturers. Press Association is not acting as a common carrier but is sharing the use of the Network with VBC.

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14.  RIGHT OF FIRST REFUSAL

     If Press Association at any time decides to cease transmitting Satellite Publicity Advisories, Video Publicity Advisories or Program Advisories, it shall enter into good faith negotiations with VBC to permit VBC to assume the operation of the Network with regard to such Satellite Publicity Advisories, Video Publicity Advisories and Program Advisories. Such assumption shall be entirely dependent upon VBC and Press Association entering into an agreement in form and substance satisfactory to both parties.

15.  ASSIGNMENTS


     Neither party shall assign its rights or obligations under this Agreement without the prior express written consent of the other, which consent will not be unreasonably withheld; any attempted assignment without such written consent shall be void, except that either party may assign its rights or obligations under this Agreement to an affiliate with prior written notification to the other party. For purposes of this Agreement, "affiliate" shall mean any entity that controls, is controlled by, or is under common control with either party. For purposes of this definition, "control" shall mean direct or indirect beneficial ownership of at least 50% of equity.

16.  NON-SOLICITATION

     Neither Press Association nor VBC shall offer or make any form of solicitation of employment to any person in the employ of the other party, or any affiliate or parent of the other party either (i) during the term of this agreement and (ii) for a period of two years after the termination of this Agreement, without the prior express written consent of the other party.

17.  ADVERTISING AND PUBLICITY

     All advertising and publicity by Press Association and VBC, where the other party in this Agreement is mentioned by name, must be submitted and approved by the other party prior to release for publication and the other party shall not unreasonably withhold such approval. VBC may not use any Associated Press logo in any manner without the prior written permission of Press Association and/or The Associated Press.

18.  MISCELLANEOUS

     18.1 No Waiver.

     The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of either party thereafter to enforce the same provision, nor shall the waiver of either party of any breach of any provision herein be held or taken to be a waiver of any succeeding breach or as a waiver of the provision itself.

     18.2 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

     18.3 Notices.

     All notices, statements and payments required or permitted under this Agreement shall be deemed properly make upon receipt at the following addresses or at such other place as the parties may from time to time direct in writing:

     If to Press Association:

     Press Association, Inc.

     50 Rockefeller Plaza - 5th Floor
     New York, New York  10020

     Attn:  James Williams
            Vice-President and Director of
            Broadcast Services

     With a copy of all notices and
       material communications to:

     John K. Keitt, Jr., Esq.
     Rogers and Wells
     200 Park Avenue
     New York, New York  10166

     If to VBC:

     VBC
     c/o Video Broadcasting Corporation
     708 Third Avenue
     New York, New York  10017
     Attn:  Laurence Moskowitz
            President

     With a copy of all notices and
       material communication to:

     Theodore Wm. Tashlik, Esq.
     Tashlik, Kreutzer and Goldwyn, P.C.
     833 Northern Blvd.
     Great Neck, New York  11021

     18.4 Confidentiality.

     The parties hereto agree that all documents and confidential information furnished to a party hereunder (including the terms of this Agreement) shall be held in strict confidence and shall not, without the prior written consent of the other party, be made available or disclosed to any third party or be used by the other party hereto other than as contemplated hereunder. Moreover, each party hereto agrees to restrict dissemination of such documents and confidential information to only those persons in their respective organizations who are directly involved in the performance of the obligations under this Agreement. Notwithstanding the above restriction, neither party shall have any obligation for any disclosure of information which is, or becomes generally known to the public without breach of the terms of this Agreement, or for any disclosure of information which is required by court order or by order of any governmental or administrative tribunal having jurisdiction over the parties hereto.

     18.5 Entire Agreement.

     This Agreement constitutes the entire agreement of the parties hereto and no amendment or modification shall be binding unless reduced to writing and signed by the parties.

     18.6 Descriptive Headings.

     The descriptive headings of the several sections and subsections of this Agreement are used for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     18.7 Submission to Jurisdiction.

     The parties hereto agree that the state courts and federal courts in the State of New York shall be proper forums for any legal controversy arising in connection with this Agreement, and the parties hereto hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of such courts for such purposes. The parties hereto further irrevocably consent to the service of process in connection with any such controversy by the mailing thereof by registered or certified mail, postage prepaid, to the parties hereto, at the respective addresses set forth in, or designated pursuant to, this Agreement.

     18.8 Shipment of Printers; Installations.

     All printers packed and shipped by AP hereunder will include an appropriate "AP Express/Medialink" badge. Press Association will use its best efforts to complete installations of such printers within 30 business days of the date of VBC's written request for such installations.

     18.9 Counterparts.

     This Agreement may be executed in several counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

VIDEO BROADCASTING CORPORATION            PRESS ASSOCIATION, INC.



By: /s/  Laurence Moskowitz               By: /s/ James Williams III
    --------------------------                ---------------------------
Name:  Laurence Moskowitz                 Name:  James Williams
Title:  President                         Title:  Vice President and
                                                  Director of Broadcast
                                                  Services

                                   EXHIBIT A

                             DESCRIPTION OF NETWORK

1. Press Association shall provide Customer with access to at least a 1200-baud national data delivery network that employs addressable end-user equipment ("Receivers") to a minimum of the 48 contiguous states, Alaska, Hawaii and Puerto Rico.

2. For Customer Subscribers which are not FCC-licensed television stations or cable television systems and for Customer Subscribers located outside the geographic area described above, the Network can be made available to the Customer for delivery to Customer Subscribers via facsimile or equivalent, at Press Association's discretion. Customer Information relayed via facsimile shall be deemed to have been transmitted on a "routine" priority, and the cost shall be at the Regular Rate, as adjusted from time to time, plus toll charges. The delivery time set for transmission priority of Customer Information shall not apply to Customer Information relayed to Customer Subscriber(s) via facsimile.

                                   EXHIBIT B

                                  FORM OF LOGO

     A copy of the form of logo to be used by VBC on the Receivers is annexed hereto.

                                 [FORM OF LOGO]


                              AP EXPRESS PROGRAMLINK

                              AP EXPRESS PROGRAMLINK


                              AP EXPRESS MEDIALINK

                              AP EXPRESS MEDIALINK

                                   EXHIBIT C

                                  REQUEST FORM

                                     [Date]

CUSTOMER/NETWORK NAME:__________________________________________________________

DATE:__________________________  REQUESTED BY:__________________________________

________________________________________________________________________________


                               ACTION TO BE TAKEN

________Add user to network                ________Outside move of circuit
________Disconnect                         ________Make equipment change
________Inside move of circuit             ________Amend previous order
________Change coding                      ________Change information in
________Cancel previous order                      records

METHOD OF DELIVERY:                 Printer_________            Computer________

DESIRED EFFECTIVE DATE:                   ______________________________________

________________________________________________________________________________


                              LOCATION INFORMATION

Receive Point:   _______________________________________________________________

Street Address:  _______________________________________________________________

Building Name:   _______________________________________________________________

Room/Floor:      _______________________________________________________________

City/State/Zip:  _______________________________________________________________

Contact & Title: _______________________________________________________________

Telephone:       _______________________________________________________________


                          REMARKS/SPECIAL INSTRUCTIONS

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   EXHIBIT D

                           OUT-OF-SCOPE SERVICE RATES

1.   Prevailing Out-of-Scope Service:

Regular hours:   9:00 am to 5:00 pm
                 $72.00/hour per man
                 Monday thru Friday
                 excluding holidays
                 MINIMUM CHARGE IS 2 HOURS

Overtime hours:  5:00 pm to 9:00 am
                 $108.00/hour per man
                 Monday thru Friday
                 and all day Saturdays and
                 Sundays, excluding holidays
                 MINIMUM CHARGE IS 2 HOURS

Holiday hours:   All holidays recognized
                 $144.00/hour per man
                 by Company

                 MINIMUM CHARGE IS 5 HOURS

2.   Prices shall be calculated to the nearest tenth of one hour.

3. Vehicle mileage will be charged to $0.50 per mile. Other travel expenses such as parking, tolls, lodging, meals, etc., will be charged to actual cost (overnight lodging and meals not applicable to less than four working hours).

4. Prices are subject to change with 90-day prior notification. All rates will be identical to those charged to other Press Association customers under similar types of contracts.

5.   Press Association recognized holidays are as follows:

          1.  New Year's Day
          2.  Washington's Birthday
          3.  Memorial Day
          4.  Independence Day
          5.  Labor Day
          6.  Thanksgiving Day
          7.  Christmas Day